SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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The Andersons, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

March 15, 2002

Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders that will be held on Thursday, April 25, 2002, at 10:30 a.m., local time, at The Andersons’ Conference Center, 535 Illinois Avenue, Maumee, Ohio.

         A notice of meeting, proxy statement, proxy card and return envelope are included with this letter. The matters listed in the notice of meeting are more fully described in the proxy statement.

         It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the proxy card and promptly return it in the envelope provided. If you attend the annual meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

         We look forward to seeing you on April 25.

Sincerely,

/s/ Richard P. Anderson

Richard P. Anderson

Chairman, Board of Directors

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	April 25, 2002

Time:	10:30 A.M

Place:	The Andersons’ Conference Center

535 Illinois Avenue

Maumee, Ohio 43537

Matters to be voted upon:

1.	The election of twelve directors to hold office for a one-year term.

2.	The approval of an amendment to the Corporation’s Amended and Restated Long-Term Performance Compensation Plan.

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2002.

4.	Any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of record of The Andersons, Inc. Common Shares as of the close of business on March 1, 2002 will be entitled to vote at the Annual Meeting.

By order of the Board of Directors

Maumee, Ohio

March 15, 2002	/s/ Beverly J. McBride

Beverly J. McBride

Secretary

Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you own, please mark, sign and date the enclosed proxy card and mail it promptly in the envelope provided to ensure that your shares will be represented. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

Introduction
This Proxy Solicitation
The Annual Meeting
Common Shares Outstanding
Voting
How to Vote Your Shares
Where to Find Voting Results
Proposals
Election of Directors
Approval of an Amendment to the Corporation’s Amended and Restated Long-Term Performance Compensation Plan
Approval of Independent Auditors
Other Business
Board of Directors
Board Meetings and Committees
Director Compensation
Audit Fees
Audit Committee Report
Amended and Restated Long-Term Performance Compensation Plan
Purpose
Proposed Amendment
Common Shares available under the Amended and Restated Long-Term Performance Compensation Plan
Terms of the Amended and Restated Long-Term Performance Compensation Plan
Federal Income Tax Consequences
Benefits under the Amended and Restated Long-Term Performance Compensation Plan dated December 14, 2001
Share Ownership
Shares Owned by Directors and Executive Officers
Share Ownership of Certain Beneficial Owners
Compliance with Section 16(a) of the Securities Exchange Act of 1934
Executive Compensation
Summary Compensation Table
Option Grants
Estimated Retirement Benefits
Compensation Committee Report on Executive Compensation
Performance Graph
Other Information
Shareholder Proposals for 2003 Annual Meeting
Additional Information
APPENDIX A
AMENDED AND RESTATED LONG-TERM PERFORMANCE COMPENSATION PLAN Dated December 14, 2001

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

PROXY STATEMENT

Annual Meeting of Shareholders
April 25, 2002

Introduction

         The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.

This Proxy Solicitation

         Included in this package are the proxy card and this proxy statement. The proxy card is the means by which you authorize another person to vote your shares in accordance with your instructions.

         This proxy statement provides you with information about the proposals and about The Andersons, Inc (“Corporation”) that you may find useful in deciding how to vote. After this introduction, you will find the following seven sections:

•	Voting

•	Proposals

•	Board of Directors

•	Amended and Restated Long-term Performance Compensation Plan

•	Share Ownership

•	Executive Compensation

•	Other Information

The Annual Meeting

         As shown on the Notice of Annual Meeting, the Annual Meeting will be held on Thursday, April 25, 2002 at The Andersons’ Conference Center in Maumee, Ohio. The Corporation’s Code of Regulations requires that a majority of our Common Shares be represented at the Annual Meeting, either in person or by proxy, in order to transact business.

         Abstentions and broker non-votes (proxies held in street name by brokers that are not voted on all proposals) will be treated as present for purposes of determining whether a majority is represented. The Code of Regulations also states that the nominees for director receiving the greatest number of votes shall be elected. Therefore, abstentions and broker non-votes will not count as a vote for or against the election of directors. The ratification of independent auditors requires a majority of the common shares present and eligible to vote. A broker non-vote or abstention will count as a vote against this proposal.

         Representatives from PricewaterhouseCoopers LLP are expected to attend the meeting. They will have an opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to questions.

         There were no shareholder proposals submitted for the Annual Meeting. We must receive any shareholder proposals for the 2003 Annual Meeting at our principal offices in Maumee, Ohio by December 31, 2002.

Common Shares Outstanding

         On March 1, 2002, The Andersons, Inc. had issued and outstanding 7,317,446 shares of common stock.

Voting

         You are entitled to one vote at the Annual Meeting for each Common Share of The Andersons, Inc. that you owned of record as of the close of business on March 1, 2002.

How to Vote Your Shares

         You may vote your shares at the Annual Meeting by proxy or in person. When you sign and return the enclosed proxy card, the shares you hold will be voted in accordance with your written instructions. Simple instructions are printed right on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has designated Beverly J. McBride, John P. Kraus and Matthew C. Anderson to serve as the proxies for the Annual Meeting.

         Your proxy will be valid only if you sign, date and return it before the Annual Meeting. If you complete the proxy card except for the voting instructions, the designated proxies will vote your shares for the election of the nominated directors and the ratification of the independent auditors.

         You may revoke your proxy at any time before it is exercised by any of the following means:

•	Notifying Beverly J. McBride, our Corporate Secretary, in writing prior to the Annual Meeting;

•	Submitting a later dated proxy card;

•	Attending the Annual Meeting and revoking your proxy in writing. Your attendance at the Annual Meeting will not, by itself, revoke a proxy.

Where to Find Voting Results

         We will announce the voting results at the Annual Meeting and will publish the voting results in the Corporation’s Form 10Q for the second quarter ended June 30, 2002. We will file that Form 10-Q with the Securities and Exchange Commission in August 2002.

Proposals

         The Board has nominated the twelve current directors for an additional one-year term each. The Board has adopted an amendment to its Amended and Restated Long-Term Performance Compensation Plan that would increase by 700,000 the number of Common Shares issuable by the Plan. The Board has approved PricewaterhouseCoopers LLP as the Corporation’s independent auditors for the year 2002 and recommends that you vote for their ratification.

Election of Directors

         The Board of Directors is currently comprised of twelve directors. The Board of Directors has nominated and recommends the election of each of the nominees listed below. Each Director that is elected will serve until the next annual meeting or until their earlier removal or resignation. Each of the nominees listed is currently a Director of the Corporation. The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

         Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulate voting as to any matter, including the election of directors.

         The following is a brief biography of each nominee. Information as to their ownership of the Common Shares can be found in the Share Ownership section at page 8. All information provided is current as of the record date – March 1, 2002.

         Donald E. Anderson, 74, has served as a Director since 1987. Mr. Anderson was in charge of scientific research for the Corporation from 1980 until his retirement in 1992. He served as a general partner of The Andersons from 1947 through 1987.

         Michael J. Anderson, 50, has served as a Director since 1988. He began his employment with the Corporation in 1978 in the Grain Group and held the position of Vice President and General Manager Grain Group from 1990 to February 1994. He served as Vice President and General Manager of the Retail Group from 1994 to 1996 when he was named President and Chief Operating Officer. He was named President and Chief Executive Officer effective January 1, 1999. He is also a director of Interstate Bakeries Corporation.

         Richard M. Anderson, 45, has served as a Director since 1988. He began his employment with The Andersons in 1986 as Planning Analyst and was named the Manager of Technical Development in 1987. Mr. Anderson served as Vice President and General Manager of the Industrial Products Group from 1990 until 1996 when he was named Vice President and General Manager, Processing Division. He was named President, Processing Group in 1998.

         Richard P. Anderson, 72, has served as a Director since 1987. He served as Chief Executive Officer from 1987 to 1998 and was named Chairman of the Board in 1996. He served as Managing Partner of The Andersons from 1984 to 1987, after serving as a general partner of The Andersons and a member of its Managing Committee from 1947 through 1987. He is also a director of ChemFirst Corporation.

         Thomas H. Anderson, 78, was named Chairman Emeritus in 1996. He served as Chairman of the Board from 1987 until 1996. He formerly held the position of Manager-Company Services of The Andersons for several years, was named Senior Partner in 1987 and served as a general partner of The Andersons and a member of its Managing Committee from 1947 through 1987.

         John F. Barrett, 52, has served as a Director since 1992. He has served in various capacities at The Western and Southern Life Insurance Company, including Executive Vice President and Chief Financial Officer and President and Chief Operating Officer, and currently serves as President and Chief Executive Officer. Mr. Barrett is also a director of Convergys Corp., Inc. and Fifth Third Bancorp.

         Paul M. Kraus, 69, has served as a Director since 1988. He has been a member of the Toledo, Ohio law firm of Marshall & Melhorn, LLC since 1962.

         Donald L. Mennel, 55, was named as a Director in February 1998. He has served as President and Treasurer of The Mennel Milling Company since 1984. He has served as a member of the Federal Grain Inspection Service Advisory Board and is past chairman of the Eastern Soft Wheat Technical Board.

         David L. Nichols, 60, has served as a Director since 1995. He has served as President of the Rich’s/Lazarus/Goldsmith’s Division of Federated Department Stores, Inc. since August 2000. Prior to that he served as Chairman of Flooring America, Inc. and Chairman and Chief Executive Officer of Mercantile Stores, Inc. from 1992 to 1998. He is also a director of the Federal Reserve Bank, Cleveland, Ohio.

         Dr. Sidney A. Ribeau, 54, was named as a Director in February 1997. He has served as President of Bowling Green State University since 1995. Prior to that, he served as Vice President for Academic Affairs at California State Polytechnic University, Pomona. He is also a director of Worthington Industries, Inc.

         Charles A. Sullivan, 66, was named as a Director in 1996. He serves as Chairman and Chief Executive Officer of Interstate Bakeries Corporation. He is also a director of UMB Bank of Kansas City.

         Jacqueline F. Woods, 54, was named as a Director in February 1999. She has served in various capacities at Ameritech Ohio and its predecessor, Ohio Bell, retiring in 2000 as its President. She is a director of The Timken Company.

         Donald E., Richard P. and Thomas H. Anderson are brothers; Paul M. Kraus is their brother-in-law. Michael J. and Richard M. Anderson are nephews of Donald E., Richard P. and Thomas H. Anderson and Paul M. Kraus.

         The Board of Directors recommends a vote FOR the election of the twelve directors as presented.

Approval of an Amendment to the Corporation’s Amended and Restated Long-Term Performance Compensation Plan

         The Long-Term Performance Compensation Plan was first approved by the Corporation’s shareholders in November 1995. It was amended and approved by shareholders in both 1997 and 1999. You are being asked to approve an amendment to the plan that will increase the number of Common Shares available for grant from 1,400,000 to 2,100,000.

         The Board of Directors recommends a vote FOR approval of the amendment.

Approval of Independent Auditors

         The Board of Directors, upon recommendation by the Audit Committee, has appointed

PricewaterhouseCoopers LLP as our independent auditors to examine the financial statements of the Corporation for fiscal year 2002.

         If the shareholders do not ratify this appointment by a majority of the shares represented in person or by proxy at the Annual Meeting, the Board of Directors will consider other independent auditors upon recommendation by the Audit Committee.

         The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors.

Other Business

         At the date of this Proxy Statement, we have no knowledge of any business other than the proposals described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

Board of Directors

Committees of the Board

Name	Board	Audit	Compensation	Nominating

Donald E. Anderson	X			X

Michael J. Anderson	X			X

Richard M. Anderson	X			X

Richard P. Anderson	X*			X*

Thomas H. Anderson	X			X

John F. Barrett	X		X	X

Paul M. Kraus	X			X

Donald L. Mennel	X	X		X

David L. Nichols	X	X*		X

Dr. Sidney A. Ribeau	X		X	X

Charles A. Sullivan	X	X		X

Jacqueline F. Woods	X		X*	X

*	Chairman

Board Meetings and Committees

         The Board of Directors held five meetings in 2001. Each director attended 75% or more of the 2001 meetings of the Board of Directors except for Donald E. Anderson who attended three of the five meetings. David L. Nichols attended two of the three Audit Committee meetings and Jacqueline F. Woods attended one of the two Compensation Committee meetings. The committees established by the Board of Directors are described below:

         Audit Committee: The Audit Committee, among other duties, reviews the internal audit and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management’s response to those comments. The Audit Committee met three times in 2001.

         Compensation Committee: The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and, under the Corporation’s Amended and Restated Long Term Performance Compensation Plan, grants equity compensation to participants. The Compensation Committee met twice in 2001.

         Nominating Committee: The Nominating Committee selects and reviews candidates to be nominated to the Board, reports to the Board regarding the qualifications of such candidates, and recommends a slate of directors to be submitted to the shareholders for approval. The Nominating Committee recommends the election to the Board of each nominee named in this Proxy Statement. The Nominating Committee will consider individuals recommended by shareholders as potential future nominees to the Board. The names of such individuals, together with a full statement of their qualifications, should be mailed to the Nominating Committee, care of the Secretary of the Corporation at 480 West Dussel Drive, Maumee, Ohio 43537.

Director Compensation

         Directors who are not employees of the Corporation and who are not Anderson family members receive an annual retainer of $15,000. Directors who are not employees of the Corporation receive a fee of $1,000 for each Board Meeting and Annual Shareholders’ Meeting attended. The chairpersons of the Audit and Compensation Committees each receive a retainer of $3,000 provided he or she is not an employee of the Corporation. Members of these committees, including the chairpersons, who are not employees of the corporation, receive $750 for each committee meeting attended. Directors may elect to take their annual retainer in cash, Common Shares or stock options on the Corporation’s Common Shares.

Audit Fees

         Following are the fees billed by PricewaterhouseCoopers LLP for professional services rendered to the Corporation:

Audit fees for the audit of the Corporation’s financial statements for the year ended December 31, 2001 and the year 2001 quarterly reviews	$351,505

All other fees	10,000

Total	$361,505

Audit Committee Report

         The Audit Committee of The Andersons, Inc. Board of Directors is comprised of three independent directors and operates under a written charter. The Audit Committee recommends to the Board of Directors the selection of the Corporation’s independent accountants. The Board’s appointment is then presented to the shareholders in the annual proxy statement for their vote.

         Management is responsible for the Corporation’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Corporation’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing their report. The Audit Committee is responsible to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Corporation’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

         The Audit Committee has also reviewed the services provided by the independent auditors (as disclosed above under the caption “Audit Fees”) when considering their independence.

         Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

David L. Nichols (chair)

Donald L. Mennel

Charles A. Sullivan

Amended and Restated Long-Term Performance Compensation Plan

Purpose

         The primary purpose of the Amended and Restated Long-Term Performance Compensation Plan, originally adopted in November 1995 is to tailor performance compensation to corporate and business objectives and to anticipate and respond to a changing business environment and competitive compensation packages. The Corporation’s management believes that the Corporation’s future success and profitability will depend in large measure on its ability to continue to attract, retain and motivate highly qualified individuals. In order to do this, an effective compensation policy for these individuals must include not only a competitive annual salary, but also long-term incentives linked to shareholder returns and Corporate performance.

Proposed Amendment

         You are being asked to approve an amendment that would increase the number of Common Shares available to be issued under the Amended and Restated Long-Term Performance Compensation Plan from 1,400,000 to 2,100,000. There are no other changes to the Amended and Restated Long-Term Performance Compensation Plan as previously adopted.

         The Board of Directors approved the amendment at its December 14, 2001 meeting and recommends that each shareholder vote FOR its approval.

Common Shares available under the Amended and Restated Long-Term Performance Compensation Plan

         The Amended and Restated Long-Term Performance Compensation Plan authorizes up to 2,100,000 Common Shares to be used for the grant of awards. To the extent that any award expires, is forfeited or terminates without having been exercised, the Common Shares subject to that award will be available for other awards. Through March 1, 2002, approximately 1,425,000 awards were made of which approximately 212,000 have been exercised and approximately 168,000 were either forfeited or cancelled.

         The Corporation intends to utilize treasury shares that it has purchased for awards under the Amended and Restated Long-Term Performance Compensation Plan dated December 14, 2002. As of March 1, 2002, approximately 1,113,000 Common Shares were held in treasury.

Terms of the Amended and Restated Long-Term Performance Compensation Plan

         The Amended and Restated Long-Term Performance Compensation Plan has been included in the Appendix in its entirety. The following is a summary of the principal features. Reference to the Plan in the following is the Amended and Restated Long-Term Performance Compensation Plan as approved by the Board of Directors on December 14, 2001.

General terms

         The maximum aggregate number of Common Shares for which options and awards may be granted is 2,100,000. Officers and key employees, as well as non-employee directors, are eligible to receive non-qualified stock options, incentive stock options, restricted shares and/or other cash or Common share performance awards. The Compensation Committee and the Board of Directors determine the form of award (cash or Common Shares) as well as to whom awards are granted, their type, amount and the award terms.

         Participants may generally exercise options during employment and up to one year after termination. If termination was not due to participant death, disability or retirement, participant has three months to exercise options. If termination was for cause, all options are forfeited. If performance awards are granted, they are generally forfeited if a participant terminates prior to the end of the performance period. Limited exceptions to this are death, disability or retirement. Generally, a participant’s rights and interests in an award are not transferable except by will or in certain situations.

         Any amendment to the Amended and Restated Long-Term Performance Compensation Plan to increase the number of Common Shares issuable will require the approval of the Corporation’s shareholders. The Amended and Restated Long-Term Performance Compensation Plan will terminate on January 2, 2006. Termination will not affect the right of any Participant to receive awards previously granted.

Options

•	May include non-qualified and incentive stock options.

•	The option price must be at least equal to the market price at the date of grant.

•	No participant may receive options to purchase more than 150,000 Common Shares in one year.

•	The Compensation Committee or the Board of Directors will determine vesting period and life of the option, as well as method of payment for the option price.

Performance Awards

•	Performance awards are awards whose final value, if any, is determined by the degree to which specified performance objectives have been achieved during an award period.

•	The value of a performance award will be based on threshold and target objectives as determined by the Compensation Committee or the Board of Directors

•	Payment of a performance award will be made within 60 days after the end of a calendar year in which the valuation date of a performance award occurs.

Restricted Awards

•	Restricted awards are Common Shares or units (representing future Common Shares) that include one or more restrictions, most commonly a restriction on sale.

•	Restricted shares allow their holder to receive dividends and vote on shareholder matters. Restricted units do not contain these rights.

•	Upon resolution of the restriction, fully transferable Common Shares will be issued.

•	The Compensation Committee or the Board of Directors determines the vesting provisions and schedule for each restricted award.

Federal Income Tax Consequences

         The following is a brief description of the principal United States federal income tax consequences related to awards made under the Amended and Restated Long-Term Performance Compensation Plan. Each participant should consult his or her own tax advisor.

         A participant will not be subject to tax at the time a non-qualified option is granted. Upon the exercise of a non-qualified option, an amount equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and the Corporation will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the participant as either capital gain or loss.

         A participant receiving an incentive stock option receives special federal income tax treatment under certain circumstances. Generally, a participant receiving an incentive stock option grant does not recognize taxable income either at the time of grant or at exercise. A participant must meet certain employment conditions to receive this special treatment and must hold the shares received upon exercise for certain periods to recognize capital gains rather than compensation income on certain portions of the sales proceeds of the shares issued at exercise. A participant may be subjected to alternative minimum tax upon the exercise of an incentive stock option. The Corporation has not issued any incentive stock options to date.

         In general, a participant who receives a performance award or restricted award does not recognize taxable income at the date the award is granted. The participant does recognize taxable compensation income at the time and in the amount of any cash payment received under the award.

         A participant who receives Common Shares under a performance award or restricted award that are subject to vesting does not normally recognize taxable income at the time of grant. Instead the participant recognizes taxable compensation income at the time those shares vest, in an amount equal to the fair market value of such shares on the date the restriction lapses. This fair market value is also the participant’s tax basis for those shares and the holding period normally begins on the day following the day that the restriction lapses.

         Dividends paid on Common Shares subject to vesting are taxable compensation income for federal income tax purposes when received until the date the restriction lapses.

         Rather than recognizing income under the above rules, a participant may elect to recognize compensation income equal to the fair market value of the Common Shares on the award date by filing an election under Section 83(b) of the Internal Revenue Code. The election must be filed with the Internal Revenue Service no later than 30 days after the award date. If a participant makes such an election, his or her tax basis in those Common Shares is equal to the taxable compensation income and his or her holding period normally begins on the day following the award date.

         If a participant is a 16(b) person, the tax consequences of a performance award or a restricted award may be different than those described above. Generally, a 16(b) person does not recognize taxable income on receipt of property such as Common Shares until he or she is no longer subject to liability with respect to disposition of such Common Shares. However, by filing an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service no later than 30 days after the date of transfer of property, a 16(b) person will recognize taxable income at the time of such transfer. The tax basis and holding period for such shares is determined in the same way as for those of other shareholders making the Section 83(b) election described above.

         The previous discussion is intended only as a summary rather than a complete analysis of all potential tax effects relevant to participants in the Amended and Restated Long-Term Performance Compensation Plan. Please consult your own tax advisor concerning federal, state, local and other tax considerations relating to such awards. In particular, it is recommended that each participant consult his or her own tax advisor if a) you are a 16(b) person or b) you are considering making an 83(b) election.

Benefits under the Amended and Restated Long-Term Performance Compensation Plan dated December 14, 2001

         The following table sets forth the number of options and restricted awards that were granted under the Amended and Restated Long-Term Performance Compensation Plan in 2001.

Name and Position	Dollar Value ($)	Units (Common Shares)
Dennis S. Addis
President
Wholesale Fertilizer Division	*	6,000

Michael J. Anderson
President and Chief Executive Officer	*	35,000

Daniel T. Anderson
President
Retail Group	*	14,000

Harold M Reed
President
Grain Division	*	14,000

Rasesh H. Shah
President
Rail Group	*	10,000

Christopher J. Anderson
Former Executive Vice President
Strategy and Business Development	*	14,000

Joseph C. Christen
Former Vice President
Human Resource Development	*	3,400

Executive group	*	150,500

Non-executive Director group	*	20,161

Non-Executive officer employee group	*	79,175

Share Ownership

Shares Owned by Directors and Executive Officers

         This table indicates the number of Common Shares owned by the executive officers and directors as of February 28, 2002. The table displays this information for the group as a whole, for each director individually, for the five most highly compensated executive officers and for two former executive officers.

	Amount and Nature of Shares
	Beneficially Owned as of February
	28, 2002

		Aggregate Number Of
		Shares Beneficially
Name	Options(b)	Owned		Percent of Class (c)

Dennis J. Addis	16,200	24,799	(j)	*

Christopher J. Anderson (a)	42,300	152,667	(i)	2.07%

Daniel T. Anderson	46,051	174,875		2.37%

Donald E. Anderson	6,110	158,049	(d)	2.16%

Michael J. Anderson	136,332	274,988	(e)	3.69%

Richard M. Anderson	34,100	128,430		1.75%

Richard P. Anderson	184,642	518,898	(f)	6.92%

Thomas H. Anderson	3,270	267,193	(g)	3.65%

John F. Barrett	6,110	13,304		*

Joseph C. Christen (a)	9,380	13,651		*

Paul M. Kraus	6,110	118,919	(h)	1.62%

Donald L. Mennel	6,270	10,443		*

David L. Nichols	6,110	12,153		*

Harold M. Reed	34,300	43,621		*

Dr. Sidney A. Ribeau	7,917	10,217		*

Rasesh H. Shah	25,100	30,065		*

Charles A. Sullivan	6,110	29,412		*

Jacqueline F. Woods	4,270	9,081		*

All directors and executive officers as a group (22 persons)	608,734	1,988,399		25.12%

(a)	No longer an employee and not included in the total of directors and executive officers

(b)	Includes options exercisable within 60 days of February 28, 2002.

(c)	An asterisk denotes percentages less than one percent.

(d)	Includes 75,958 Common Shares held by Mrs. Una S. Anderson, Mr. Anderson’s spouse. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(e)	Includes 51,546 Common Shares held by Mrs. Carol H. Anderson, Mr. Anderson’s spouse; 6,032 Common Shares held by Michael J. Anderson, Jr., Mr. Anderson’s son; 6,532 Common Shares held by Laura J. Anderson, Mr. Anderson’s daughter; and 6,532 Common Shares held by Colin J. Anderson, Mr. Anderson’s son. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(f)	All Common Shares are held by Richard P. Anderson, LLC. Richard P. Anderson holds all options on Common Shares. Voting shares of the LLC are held 50% by Richard P. Anderson and 50% by Mrs. Frances H. Anderson, Mr. Anderson’s spouse. Nonvoting shares are held 42.5% each by Mr. Anderson and Mrs. Anderson. Mr. and Mrs. Anderson’s children hold the remaining nonvoting shares. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(g)	Includes 143,028 Common Shares held by Mrs. Mary P. Anderson, Mr. Anderson’s spouse. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(h)	Includes 55,558 Common Shares held by Mrs. Carol A. Kraus, Mr. Kraus’s spouse. Mr. Kraus disclaims beneficial ownership of such Common Shares.

(i)	Includes 3,032 Common Shares held by Catherine E. Anderson, Mr. Anderson’s daughter; 3,032 Common Shares held by Margaret S. Anderson, Mr. Anderson’s daughter: and 3,032 Common Shares held by Susan S. Anderson, Trustee for Mary P. Anderson. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(j)	Includes 100 Common Shares owned by Jeremy Addis, Mr. Addis’s son; 100 Common Shares owned by Jennifer Addis, Mr. Addis’s daughter; and 100 Common Shares owned by Jonathan Addis, Mr. Addis’s son. Mr. Addis disclaims beneficial ownership of such Common Shares.

Share Ownership of Certain Beneficial Owners

		Amount and Nature
	Name and Address of	of Beneficial
Title of Class	Beneficial Owner	Ownership	Percent of Class

	Dimensional Fund Advisors, Inc.

	1299 Ocean Avenue

	11th floor

Common Shares	Santa Monica, California 90401	375,247 shares	5.1%

	Rutabaga Capital Management

	64 Broad Street

	3rd floor

Common Shares	Boston, Massachusetts 02109	371,250 shares	5.1%

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. In addition, persons that are not officers or directors but who beneficially own more than ten percent of Common Shares, must also report under Section 16(a). Copies of all Section 16(a) forms filed by officers, directors and greater-than-10% owners are required to be provided to the Corporation.

         We have reviewed the reports and written representations from the executive officers and directors. Based on our review, we believe that all filing requirements were met during 2001.

Executive Compensation

         This section contains charts that show the amount of compensation (both cash and Common Shares) earned by the Corporation’s five most highly paid executive officers and two former officers. It also contains the performance graph comparing the Corporation’s performance relative to our peer group of companies and the report of our Compensation Committee explaining the compensation philosophy for the Corporation’s most highly paid executive officers.

Summary Compensation Table

				Long Term
	Annual Compensation			Compensation	All Other
					Compensation
Name and Position	Year	Salary	Bonus	Option Grants	(a)

Michael J. Anderson	2001	$325,000	$75,000	35,000	$5,100
President and Chief	2000	328,750	125,000	40,000	5,100
Executive Officer	1999	325,000	75,000	30,000	4,800

Dennis J. Addis	2001	152,000	80,000	6,000	3,990
President	2000	132,000	50,000	5,000	4,185
Wholesale Fertilizer Division	1999	132,116	7,500	2,000	3,963

Daniel T. Anderson	2001	195,715	6,000	14,000	5,100
President	2000	185,769	55,000	14,000	5,100
Retail Group	1999	178,789	30,000	12,000	4,800

Harold M. Reed	2001	185,000	160,000	14,000	3,100
President	2000	160,000	120,000	14,000	3,100
Grain Division	1999	148,408	65,000	3,300	952

Rasesh H. Shah	2001	178,000	15,000	10,000	5,100
President	2000	168,000	12,500	9,300	5,100
Rail Group	1999	157,943	47,000	3,300	4,800

Christopher J. Anderson	2001	148,500	—	9,800	217,875
Former Executive Vice President	2000	195,000	50,000	14,000	5,100
Strategy and Business Development	1999	195,000	40,000	13,000	4,800

Joseph C. Christen	2001	106,199	—	3,400	167,118
Former Vice President	2000	136,714	20,000	3,500	3,100
Human Resource Development	1999	134,152	15,500	1,900	3,100

(a)	Corporation’s matching contributions to the 401(k) retirement plan and the deferred compensation plan. For the former officers, includes severance payments and payout of accrued vacation.

Option Grants

					Potential Realizable Value at
					Assumed Annual rates of Share
					Price Appreciation
	2001 Individual Grants				for Option Term (b)

	Number of	% of Total Options
	Securities	Granted to	Exercise or
	Underlying Options	Employees in Fiscal	Base	Expiration
	Granted (a)	Year	Price	Date	5%	10%

Dennis J. Addis	6,000	2.7%	$8.625	1/1/06	$14,298	$31,594

Michael J. Anderson	35,000	15.6%	$8.625	1/1/06	83,403	184,298

Daniel T. Anderson	14,000	6.3%	$8.625	1/1/06	33,361	73,719

Harold M. Reed	14,000	6.3%	$8.625	1/1/06	33,361	73,719

Rasesh H. Shah	10,000	4.5%	$8.625	1/1/06	23,829	52,656

Christopher J. Anderson	14,000	6.3%	$8.625	1/1/06	33,361	73,719

Joseph C. Christen	3,400	1.5%	$8.625	1/1/06	8,136	17,903

(a)  These options, granted on January 1, 2001, were 40% vested at the date of grant, 30% after one year and 30% after two years. Annual growth of 5% results in a share price of $11.01 per share and 10% results in a price of $13.89 per share for the five-year option term. See (b) for a discussion of these annual growth factors used in calculating potential realizable value.

(b)  Potential realizable value is based on the assumed annual growth of the Corporation’s Common Shares for the option term. Actual gains, if any, on share option exercises are dependent on the future performance of the shares. There can be no assurance that the amounts reflected in this table will be achieved.

Estimated Retirement Benefits

         The following table shows estimated annual regular pension benefits payable to officers and other key employees upon retirement if occurring today at age 65 under the provisions of our qualified and non-qualified pension plans. These benefits are based upon compensation and years of service.

Average Five-Year	Approximate Annual Retirement Benefit
Compensation (a)	Based Upon the Indicated Years of Service (b)
	5 Years	10 Years	15 Years	25 Years	30 Years

$50,000	$3,100	$6,200	$9,300	$15,500	$18,600

100,000	6,900	13,700	20,600	34,300	41,100

150,000	10,600	21,200	31,800	53,000	63,600

200,000	14,400	28,700	43,100	71,800	86,100

250,000	18,100	36,200	54,300	90,500	108,600

300,000	21,900	43,700	65,600	109,300	131,100

350,000	25,600	51,200	76,800	128,000	153,600

400,000	29,400	58,700	88,100	146,800	176,100

450,000	33,100	66,200	99,300	165,500	198,600

500,000	36,900	73,700	110,600	184,300	221,100

(a)	Compensation includes base pay plus bonus.

(b)	The benefits shown reflect the election of a single life annuity. Each of the named executives has fourteen years of credited service.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors is pleased to present its report on executive compensation. The Committee exercises the Board’s powers in reviewing all aspects of cash and long-term compensation for executive officers and other key employees. All members of the Compensation Committee are independent as defined by the Securities and Exchange Commission and the National Association of Securities Dealers.

         Compensation Philosophy. Our compensation philosophy is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in shareholder value. We have adopted the following objectives as guidelines for compensation decisions:

•	Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

•	Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions.

•	Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

•	Implement a balance between short- and long-term compensation to complement our annual and long-term business objectives and strategy and encourage executive performance in fulfilling those objectives.

•	Provide variable compensation opportunities based on company performance, encourage share ownership by executives and align executive compensation with the interests of shareholders.

         Compensation Program Components. We regularly review our compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the Corporation’s performance. Elements of the compensation program for executive officers are further explained below.

         Base Salary and Bonus. Base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with that of companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons. Our bonus program considers a portion of this base salary “at risk” and determines how much of the at risk dollars are awarded each year based on both quantitative and qualitative factors.

         Long-Term Compensation Plan. We sponsor a long-term performance compensation plan that provides certain employees with share options and/or share awards based both on company and individual performance. The exercise price of options is the market price of the Common Shares on the grant date. Share awards may include restrictions that require continued employment prior to vesting.

         Employee Benefit Plans. We also sponsor an Employee Share Purchase Plan that allows employees (other than Anderson family members) to purchase Common Shares at the lower of the beginning or end of the year market price. Funding of these purchases is made through payroll deductions.

         Chief Executive Officer Compensation. We set the 2001 fiscal year cash compensation for Mr. Michael J. Anderson based on past compensation practices and policies. Taking these practices and policies into account, Mr. Anderson’s annual base salary was set at $325,000 for 2001. He also received a 2001 performance bonus of $75,000 and a January 1, 2002 grant of 30,000 options. In the future, we will continue to take responsibility for establishing the Chief Executive Officer’s annual cash and equity-based compensation. In doing so, the Committee will consider a number of factors, including prior compensation arrangements, corporate performance, individual performance and competitive standards.

         Summary. After our review of all existing programs, we continue to believe that the total compensation program for executives is focused on increasing shareholder value and enhancing corporate performance. We currently believe that the compensation of executive officers is properly tied to share appreciation through the Amended and Restated Long-Term Performance Compensation Plan. We also believe that executive compensation levels are competitive with the compensation programs provided by our competitors. All members of the Committee have approved this report.

COMPENSATION COMMITTEE

Jacqueline F. Woods (chair)

John F. Barrett

Sidney A. Ribeau

Performance Graph

         The graph below compares the total shareholder return on the Corporation’s Common Shares to the cumulative total return for the NASDAQ U.S. Index and a Peer Group Index. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any. The Peer Group Index, weighted for market capitalization, includes the following companies:

• Ag Services of America, Inc	• IMC Global, Inc.

• Archer-Daniels-Midland Co.	• Lesco, Inc.

• Conagra, Inc.	• Lowes Companies

• Corn Products International, Inc.	• Scotts Company

• GATX Corp.

         The graph assumes a $100 investment in The Andersons, Inc. Common Shares on December 31, 1996 and also assumes investments of $100 in each of the NASDAQ U.S. and Peer Group indices, respectively, December 31 of the first year of the graph. The value of these investments on the following calendar year ends is shown in the table below the graph.

	Base Period	Cumulative Returns
	December 31, 1996	1997	1998	1999	2000	2001

The Andersons, Inc.	$100.00	$98.57	$130.53	$94.90	$102.20	$122.07

NASDAQ U.S	100.00	122.48	172.72	320.98	193.13	152.62

Peer Group Index	100.00	119.67	136.46	125.72	123.92	170.25

Other Information

Shareholder Proposals for 2003 Annual Meeting

         The Secretary of the Corporation must receive shareholder proposals for consideration at the 2003 annual meeting no later than December 31, 2002. This deadline is necessary in order for the proposal to be considered for inclusion in the Corporation’s 2003 proxy materials.

Additional Information

         This proxy information is being mailed with the Corporation’s December 31, 2001 Annual Report to Shareholders. Upon your written request, we will also provide to you, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission. Any requests for copies should be directed to the Secretary of the Corporation at 480 West Dussel Drive, Maumee, Ohio 43537. You may also obtain a copy of this document at the Security and Exchange Commission’s Internet site at http://www.sec.gov. We expect that it will be filed on or about March 15, 2002.

Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

By order of the Board of Directors

/s/ Beverly J. McBride

Beverly J. McBride

Secretary

APPENDIX A

THE ANDERSONS, INC.

AMENDED AND RESTATED
LONG-TERM PERFORMANCE COMPENSATION PLAN
Dated December 14, 2001

SECTION I
Purpose

1.1	Purpose. The purpose of The Andersons, Inc. Amended and Restated Long-Term Performance Compensation Plan (the “Amended Plan” or the “Plan”) is to provide competitive Long-Term Compensation to Participants that aligns their interests with shareholder interests through share ownership and investment in the Company, and to encourage long-term growth in shareholder value through the achievement of specified financial objectives.

1.2	Rule 16b-3 Plan. With respect to persons subject to Section 16 of the Act (“Section 16 Persons”), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Act. To the extent any provision of the Plan or action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants who are Section 16 Persons are concerned.

1.3	Effectiveness of the Plan. The Amended Plan will be effective upon the approval of the Amended Plan by the Company’s shareholders. The Plan, as so amended, will remain in effect until the earlier of the termination date set forth in Section 12.2 hereof or such time as it is amended or terminated by the Board in accordance with the terms of Section 12.2 hereof, except that no Incentive Stock Option may be granted under the Plan on or after ten years from the effective date of the Plan.

SECTION II
Definitions

Unless the context indicates otherwise, the following terms have the meanings set forth below.

2.1	“Act” means the Securities and Exchange Act of 1934, as amended.

2.2	“Award” means Options, Performance Awards, Restricted Awards, or cash granted pursuant to the Plan.

i

2.3	“Board” means the Board of Directors of the Company.

2.4	“Cause” means, with respect to any certain Participant:

(a)	The willful and continued failure by such Participant to substantially perform his or her duties with respect to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or

(b)	the willful engaging by such Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act shall be deemed “willful” if done or omitted to be done by the Participant in good faith and in the reasonable belief that such act or omission was in the best interest of the Company.

2.5	“Change in Control” means the occurrence of any of the following events:

(a)	any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Act) other than an Exempt Person becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(b)	the Company’s shareholders approve a merger or consolidation of the Company with any other Person (other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets;

(c)	during any period of two consecutive years, individuals who were members of the Board at the beginning of such period (together with any individuals who became members of the Board after the beginning of such period whose election to the Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either members of the Board at the beginning of such period or whose election as a member of the Board was previously so approved) for any reason cease to constitute a majority of the Board then in office; or

(d)	any other events determined by the Committee or the Board to constitute a Change in Control.

2.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.7	“Committee” means the Compensation Committee of the Board.

2.8	“Common Shares” means the common shares, no par value per share, of the Company, or any other class of capital shares which the Company may authorize and issue from time to time, and as may be made subject to this Plan in the sole discretion of the Board.

2.9	“Company” means collectively The Andersons, Inc., any successor entity in a merger or consolidation, and any of its Subsidiaries, which elects to participate in the Plan with the approval of the Board.

2.10	“Disability” means permanent and total disability as defined under Section 22(e)(3) of the Code.

2.11	“Exempt Person” shall mean (i) any Person that was a holder of Common Shares on January 2, 1996; (ii) to the extent a Person described in (i) above is an individual, such Person’s spouse, descendants, spouses of descendants, trustee of trusts established for the benefit of such Person, spouses and/or descendants (acting in their capacity as trustees of such trusts), and executors of estates of such Person, spouses and/or descendants (acting in their capacity as executors of such estates); (iii) any Person (a) of which Persons described in (i) and/or (ii) above own more than eighty percent (80%) of the voting shares or other voting interests thereof and (b) of which Persons described in (i) and/or (ii) above own shares or other interests representing more than eighty percent (80%) of the total value of the shares or other interests of such Person; (iv) each Participant; (v) each employee benefit plan of the Company and (vi) any Person organized, appointed or established pursuant to the terms of any benefit plan described in (v) above. For purposes of this definition, “spouses” shall include widows and widowers until first remarried and “descendants” shall include descendants by adoption.

2.12	“Fair Market Value” as of a certain date means the fair market value of the Common Shares as determined by the Committee or the Board, as applicable, in its sole discretion. In making such determination, the Committee or the Board, as applicable, may use any of the reasonable valuation methods defined in Treasury Regulation Section 1.421-7(e)(2).

2.13	“Grant Date” as used with respect to Options, means the date as of which such Options are granted by the Committee or the Board, as applicable, pursuant to the Plan.

2.14	“Incentive Stock Option” or “ISO” means an Option conforming to the requirements of Section 422 of the Code.

2.15	“Long-Term Compensation” means an annual compensation amount determined by the Committee or the Board, as applicable, for each Participant and delivered in the form of

Options, Performance Awards, Restricted Awards and/or cash at the discretion of the Committee or the Board.

2.16	“Non-Employee Director” shall have the meaning set forth in Rule 16b-3 or its successors promulgated under the Act.

2.17	“Nonqualified Stock Option” or “NQO” means an Option granted pursuant to the Plan other than an Incentive Stock Option.

2.18	“Option” means an option to purchase Common Shares granted by the Committee or the Board pursuant to the Plan, which may be designated as either an “Incentive Stock Option” or a “Nonqualified Stock Option.”

2.19	“Participant” has the meaning set forth in Section V hereof.

2.20	“Performance Goals” means specific, objective financial performance measures set by the Committee or the Board with respect to an individual Participant or group of Participants.

2.21	“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, an unincorporated organization and any other entity or group.

2.22	“Plan” or “Amended Plan” means The Andersons, Inc. Amended and Restated Long-Term Performance Compensation Plan as set forth herein and as may be amended from time to time, subject to Section 12.1 hereof.

2.23	“Retirement” means a Participant’s voluntarily leaving the employment of the Company after his or her Early Retirement Date as defined in the Company’s Retirement Plan, or any predecessor plan, under which the Participant has a vested right to an accrued benefit or any other voluntary termination of a Participant’s employment with the approval of the Committee or the Board.

2.24	“Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code.

2.25	“Target Performance Award” means a portion of a Participant’s Long-Term Compensation, as determined by the Committee or the Board, expressed as a specific dollar amount or as a number of Common Shares based upon the Fair Market Value of the Common Shares on the first day of the Performance Period.

SECTION III
Administration of the Plan

3.1	The Committee. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. At all times during which the Company has a class of securities registered under Section 12 of the Act, the Committee shall consist of not less than three Non-Employee Directors and the Committee shall be comprised solely of Non-Employee Directors who are both “Non-Employee Directors” under Rule 16b-3 promulgated under the Act and “outside directors” within the meaning of Code Section 162(m).

3.2	Authority of the Committee and the Board. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which employees shall be granted Awards, (b) to prescribe the terms, conditions and vesting schedule, if any, of such Awards, (c) to determine the amount and form of Awards granted to Participants, (d) to interpret the Plan and the Awards, (e) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) to interpret, amend or revoke any such rules subject to Section 12.1 hereof. All powers which are vested in the Committee hereunder may also be exercised by the full Board of Directors, at its discretion. In the event of a conflict between actions taken by the Committee and the full Board, the action taken by the full Board shall control.

The Committee and the Board, in their sole discretion and on such terms and conditions as they may provide, may delegate their duties in order to provide for the day-to-day administration of the Plan. The Committee shall control the general administration of the Plan with all powers necessary to enable it to carry out its duties in that respect; provided, however, that neither the Committee nor the Board may delegate its authority and powers (a) with respect to Section 16 Persons (other than by the Board to the Committee) or (b) in any way which is impermissible under Code Section 162(m) or the rules and regulations promulgated thereunder.

3.3	Decisions Binding. All determinations and decisions made by the Committee or the Board shall be final, conclusive, and binding on all Persons, and shall be given the maximum deference permitted by law.

v

SECTION IV
Shares Subject to the Plan

4.1	Shares Subject to Plan. The Company shall reserve 2,100,000 Common Shares (the “Plan Shares”) for issuance under this Plan, subject to adjustment pursuant to Section 4.2 hereof. Plan Shares may be Common Shares now or hereafter authorized yet unissued or Common Shares already authorized, issued and owned or purchased by the Company. If and to the extent that any rights with respect to Plan Shares shall not be exercised by any Participant for any reason or if such rights shall terminate as provided herein, Plan Shares that have not been allocated to such Participant under the Plan shall again become available for allocation to Participants as provided herein.

4.2	Change in Capitalization. In the event of a change in the capitalization of the Company due to a share split, share dividend, recapitalization, merger, consolidation, combination, or similar event or as the Committee or the Board shall in its sole discretion deem appropriate, the aggregate number of Plan Shares and the terms of any existing Awards shall be adjusted by the Committee or the Board to reflect such change.

SECTION V
Eligibility

The Committee and the Board shall each have the discretion to select directors, officers and employees of the Company for participation in the Plan. The discretion of the Committee and the Board to select such Participants shall be absolute and no person otherwise eligible for participation shall have any right to participate. Only persons so selected shall be deemed “Participants” for purposes hereof.

SECTION VI
Stock Options

6.1	Grant of Options. Options may be granted to Participants, subject to the provisions of the Plan, at any time and from time to time, as determined in the sole discretion of the Committee or the Board. The Committee or the Board, as applicable, shall in its sole discretion, determine the number of Options granted to each Participant; provided, however, that in any one calendar year, no one Participant shall be granted Options to purchase a number of Common Shares in excess of 150,000. Options granted may be ISOs, NQOs, or a combination thereof.

6.2	Option Agreement. Each Option shall be evidenced by a written option agreement (an “Option Agreement”) that shall specify the Option price, the expiration date of the Option, the number of shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO or a NQO.

6.3	Option Price. The price for each Common Share deliverable upon the exercise of an Option (the “Option Price”) shall not be less than 100% of the Fair Market Value of the Company’s Common Shares as of the date the Option is granted; provided, however, that with respect to ISOs, if at the time that an ISO is granted, the Participant (together with Persons whose share ownership is attributable to the Participant pursuant to Section 424(d) of the Code) owns shares possessing more than 10% of the total combined voting power of all classes of the Company’s or any of its Subsidiaries’ capital shares, the Option Price of the ISO shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share on the date that the ISO is granted.

6.4	Exercise of Options. Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee or the Board, as applicable, shall determine in its sole discretion, except that any outstanding Options at the time of a Change in Control will be immediately exercisable without regard to any vesting restrictions attached to such Options. A Person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee or the Board, as applicable, may require.

6.5	Expiration of Options. Each Option shall terminate upon the first to occur of the events listed in this section.

(a)	the date for termination of such Option set forth in the Option Agreement applicable to such Option;

(b)	the expiration of ten years from the date such Option was granted;

(c)	the expiration of one year from the date of the Optionee’s Termination of Employment for a reason other than the Optionee’s death, Disability or Retirement, or for Cause, it being understood that the exercise of an Incentive Stock Option at any time after ninety (90) days from the date of such Termination of Employment shall result in the loss of favorable tax treatment for the optionee with respect to such ISO under the Code;

(d)	The expiration of one year from the date of the Optionee’s death, Disability or Retirement if such events occur while the Optionee is in the employ of the Company; or

(e)	Termination of employment for Cause.

6.6	Payment. The Option Price upon exercise of any Option shall be payable to the Company in full in cash. The Committee or the Board also may, in its sole discretion, permit exercise (a) by tendering previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Common Shares which are tendered must have been held by the Participant or his or her Permitted Transferees for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee or the Board determines, in its sole discretion, to both provide legal consideration for the Common Shares and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Common Shares purchased, the Company shall deliver to the Participant or his or her Permitted Transferees certificates (in the Participant’s or such Permitted Transferee’s name) representing such Common Shares.

6.7	Nontransferability of Options. Options granted under this Section VI shall not be transferable other than by will or the laws of descent and distribution and during the Participant’s lifetime shall be exercisable only by the Participant or by his or her guardian or legal representative; provided, however, that a Participant may (a) in a manner specified by the Committee or the Board, designate in writing a beneficiary to exercise his or her Option after the Participant’s death, provided that no such designation shall be effective unless received by the office of the Company designated for that purpose prior to the Participant’s death, and (b) if the Option Agreement expressly permits, transfer an

Option (other than an Incentive Stock Option) for no consideration to any (i) member of the Participant’s Immediate Family, (ii) trust solely for the benefit of members of the Participant’s Immediate Family or (iii) partnership whose only partners are members of the Participant’s Immediate Family. Each transferee in a transfer or designation described in clauses (a) and (b) above is referred to with respect to a certain Participant as such Participant’s “Permitted Transferee.” Each Permitted Transferee shall remain subject to all of the terms and conditions applicable to such Option prior to such transfer. For purposes of this Section VI, the term, “Immediate Family” means a Participant’s spouse and lineal ascendants and descendants, and adopted children.

6.8	Certain Additional Provisions for Incentive Stock Options.

(a)	The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000.

(b)	ISOs may be granted only to persons who are employees of the Company at the time of grant.

(c)	No ISO may be exercised after the expiration of ten years from the date such ISO was granted; provided, however, that if the ISO is granted to a Participant who, together with Persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of the Company’s or any of its Subsidiaries’ capital shares, the ISO may not be exercised after the expiration of five years from the date that it was granted.

SECTION VII
Compensation Payable in Stock or Options

The Committee or the Board may, at any time and from time to time, at the request of a Participant, designate that a portion of such Participant’s compensation otherwise payable in cash be payable in Common Shares or Options. The Committee or the Board, as applicable, shall have the sole discretion to determine the value of the Common Shares or Options so payable and the terms and conditions under which such Common Shares shall be issued or such Options shall be granted.

SECTION VIII
Performance Award

8.1	Establishing Target Performance Awards. The Committee or the Board may, at any time and from time to time, grant awards of Common Shares, cash, or both (“Performance Awards”), to Participants on a contingency basis. The Committee or the Board, as applicable, shall have complete discretion in determining the size and composition of Performance Awards to be granted to a Participant or group of Participants and the appropriate period over which performance is to be measured (“Performance Period”). Prior to each Performance Period, the Committee or the Board shall determine (a) the Target Performance Award available for each Participant or group of Participants, (b) specific Performance Goals to be achieved during the Performance Period, and (c) the percentage of Performance Awards to be paid in relation to various Performance Goals achieved during the Performance Period.

8.2	Must Achieve Threshold Performance. No individual Performance Awards will be paid under the Plan with respect to any Performance Period unless the Company as a whole achieves a threshold level of performance during such Performance Period, as specified by the Committee or the Board, as applicable.

8.3	Payment of Earned Performance Awards. Performance Awards earned under the Plan will be delivered to Participants in the form of Common Shares or cash at the discretion of the Committee or the Board. Where the Performance Award is expressed as a specific dollar amount, Performance Awards will be converted to Common Shares based upon the Fair Market Value of the Common Shares on the date the Performance Award is to be delivered to such Participant. All portions of Performance Awards earned will be paid to Participants within 60 days following the conclusion of the Performance Period.

8.4	Vesting of Performance Awards. Except as set forth in Section 8.6, Participants in the Plan have no vested rights to Performance Awards earned under the Plan until the end of the Performance Period. In order to be eligible to receive a Performance Award, a Participant: (i) must be actively employed by the Company as of the end of the Performance Period, (ii) must have terminated employment during the Performance Period due to death, Retirement, or Disability while an active Participant, or (iii) must have been an active Participant at the time of a Change in Control. Exceptions to the conditions set forth in clauses (i) and (ii) above may be made by Committee or the Board, in their sole discretion.

8.5	Effect of Retirement, Death, or Disability. Participants whose active employment is terminated by reason of death, Retirement, or Disability during any Performance Period will receive prorated Performance Awards earned with respect to such Performance Period proportionate to the number of days they were actively employed by the Company during such Performance Period.

8.6	Effect of Change of Control. In the event of a Change of Control, each Participant who has theretofore been granted a Performance Award shall receive, within 60 days of such Change in Control, a prorated amount of such Participant’s total Performance Award, proportionate to the number of days such Participant was actively employed by the Company during the applicable Performance Period prior to such Change in Control, provided such Participant has met his or her Performance Goal applicable to such Performance Period and the Company as a whole has met its threshold level of performance pursuant to Section 8.2 applicable to such Performance Period, each as adjusted on a pro forma basis to reflect the length of the Performance Period as shortened

x

by such Change in Control. Nothing in this Section 8.6 shall be construed as limiting a Participant’s opportunity to earn the remainder of his or her Performance Award for such Performance Period if the Company continues to maintain the Plan after such Change in Control, or to earn additional Performance Awards in the event the Company institutes a new performance plan after such Change in Control.

8.7	Effect of Position Changes. Any Participant whose Performance Goals are adjusted in connection with a reclassification or change in such Participant’s employment status within the Company (i.e., a promotion or transfer) will be entitled to receive a prorated amount of his or her total Performance Award to the extent earned, based on the number of days served in such Participant’s position prior to such reclassification or change.

8.8	Mid-hires or Transfers. An employee of the Company who becomes a Participant on or before June 30 of any calendar year will be eligible to participate in the Plan effective with the Performance Period beginning immediately prior to the date such employee becomes an active Participant. Such Participant’s award will be prorated to reflect the number of days of active employment during the initial Performance Period. Employees hired after June 30 of any year will not be eligible to participate in the Plan until the commencement of the next Performance Period immediately following the date such employee begins employment with the Company.

SECTION IX
Restricted Awards

9.1	Establishing Restricted Awards. The Committee or the Board may, at any time and from time to time, grant awards of Restricted Shares and Restricted Units to Participants on a contingency basis. The Committee or the Board, as applicable, shall have complete discretion in determining the size and composition of Restricted Awards to be granted to a Participant or group of Participants and the terms and conditions of such grant.

Each Restricted Unit Award shall be denominated in shares of stock, with each unit having a value equivalent to the Fair Market Value of one Common Share and shall entitle the Participant to receive upon vesting the equivalent Fair Market Value of one Common Share for each vested unit. The Restricted Units awarded under the Plan shall comply with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or Board in its discretion, shall establish.

Each Restricted Share Award granted under the Plan shall be evidenced by an agreement in such form as the Committee or Board shall prescribe from time to time and shall be registered on the books of the Company as represented by the registrar and transfer agent in book form. The Restricted Share Awards shall comply with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or Board in its discretion, shall establish.

9.2	Prohibition on Disposition. Any attempt to dispose of Restricted Shares in contravention of such restrictions shall be null and void and without effect. The Restricted Shares shall be registered in book form on the books of the Company until the restrictions are satisfied.

9.3	Payment of Earned Awards. Upon the expiration or termination of the restrictions prescribed by the Committee or the Board, the restrictions applicable to the Restricted Share Awards shall lapse and one or more certificates for the number of aggregate Restricted Share Awards shall be delivered, free and clear of all restrictions, except those that may be imposed by law, to the Participant or the Participant’s beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Common Shares but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions end) of such fractional share to the Participant or the Participant’s beneficiary or estate, as the need may be.

Upon the expiration or termination of the restrictions prescribed by the Committee or the board, the restrictions applicable to the Restricted Unit Award shall lapse and payment shall be delivered to the Participant in cash, in Common Shares equal to the number of units granted under the Restricted Unit Award with respect to which such payment is made, or in any combination thereof, free and clear of all restrictions, except that may be imposed by law, to the Participant or the Participant’s beneficiary or estate, as the case may be.

No payment will be required from the Participant upon the issuance or delivery of any Restricted Shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld.

9.4	Vesting of Restricted Awards. Awards granted under the Plan shall vest at such times, and subject to such restrictions and conditions, as the Committee or the Board as applicable, shall determine in its sole discretion, except that any outstanding Awards at the time of a Change in Control will be immediately vested without regard to any restrictions attached to such awards.

9.5	Effect of Retirement, Death or Disability. Restricted Awards of Participants whose active employment is terminated by reason of death, Retirement, or Permanent Disability prior to expiration or termination of the vesting restrictions prescribed by the Committee or the Board, shall be deemed to have been earned as of the Participant’s last day of employment with or service to the Company and shall be distributed as soon as practicable thereafter.

9.6	Dividends. Dividends paid on Restricted Share Awards shall be either paid at the dividend payment date in cash or in shares of unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Shares or other investment vehicles as the Committee or Board shall prescribe. Shares distributed in connection with a Common Share split or dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the

Restricted Share Awards with respect to which such Shares or other property has been distributed unless otherwise determined by the Committee or the Board.

A Participant granted Restricted Unit Awards shall not receive dividends or dividend equivalents with respect to Shares subject to the Restricted Unit Award.

9.7	Rights as a Shareholder. A Participant shall have the right to receive dividends, as described in Section 9.6, on shares subject to the Restricted Share Award during the applicable period of restriction, to vote the Shares subject to the Restricted Share Award and to enjoy all other shareholder rights, except that the Participant shall not be entitled to delivery of the share certificates until the applicable restriction period shall have lapsed.

A Participant granted Restricted Unit Awards shall not be entitled to any shareholder rights with respect to Shares subject to the Restricted Unit Award including the right to receive dividends as described in Section 9.6 during the applicable period of restriction, or to vote the Shares subject to the Restricted Unit Award.

SECTION X
No Right to Continued Employment

Participation in the Plan shall confer no rights to continued employment with the Company, nor shall it restrict the rights of the Company to terminate a Participant’s employment relationship at any time for cause or without cause.

SECTION XI
Withholding Taxes

As a condition of delivery of cash or Common Shares upon exercise of an Option, the issuance of Common Shares as restrictions are lifted, the issuance of Common Shares or the grant of Options in lieu of cash compensation, or the payment of a Performance Award, the Company shall be entitled to require that the Participant and/or his or her Permitted Transferees (without regard to whether the Participant has transferred the Award in accordance with the Plan) satisfy federal, state and local tax withholding requirements as follows:

(a)	Cash Remittance. Whenever Common Shares are to be issued upon the exercise of an Option or payment of Award, the Company shall have the right to require the Participant and/or his or her Permitted Transferees to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or payment, prior to the delivery of any certificate or certificates for such shares. In addition, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements.

(b)	Share Withholding or Remittance. In lieu of the remittance required by Section XI(a) hereof or, if greater, the Participant’s estimated federal, state and local tax obligations associated with an Award hereunder, a Participant who is granted an Award may, to the extent approved by the Committee or the Board, irrevocably elect by written notice to the Company at the office of the Company designated for that purpose, to (i) have the Company withhold Common Shares from any Award hereunder or (ii) deliver other previously owned Common Shares, the Fair Market Value of which as of the date on which any such tax is determined shall be equal to the amount to be withheld, if any, rounded down to the nearest whole share attributable to such exercise, occurrence or grant; provided, however, that no election to have Common Shares withheld from any Award shall be effective with respect to an Award which was transferred by such Participant to a Permitted Transferee or otherwise.

(c)	Participants Subject to Section 16(b). Notwithstanding any other provision herein, a share withholding election in connection with the exercise of an Option may be made by a Participant who is subject to Section 16(b) of the Act subject to the following additional restrictions: (1) it may not be made within six months after the grant of such Option (except in the case of the Death or Disability of the Participant) and (2) it must be made either (a) six months or more prior to the date as of which the amount of tax to be withheld is determined (the “Tax Date”), or (b) within a ten day “window period” preceding the Tax Date beginning on the third business day following the release of the Company’s quarterly or annual summary statement of sales and earnings.

SECTION XII
Amendment or Termination of the Plan

12.1	Amendment. The Board may, from time to time but not more often than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder), amend, modify or suspend the Plan, but no such amendment, modification or suspension without the approval of the shareholders shall increase the maximum number (determined as provided in the Plan) of Plan Shares, other than as provided in Section 4.2 hereof. The Committee or the Board shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

12.2	Termination. The Plan shall terminate on January 2, 2006; provided, however, that the Plan shall be subject to termination prior to such date on the date set forth in a resolution of the Board terminating the Plan. No termination of the Plan shall materially alter or impair the right of any Participant to receive Awards previously granted hereunder without such Participant’s consent. In the event of a termination of the Plan, (i) each Participant who has theretofore been granted a Performance Award shall be entitled to receive, within 60 days of such termination, a prorated amount of such Participant’s total Performance Award, proportionate to the number of days such Participant was actively employed by the Company during the applicable Performance Period prior to such termination, provided such Participant has met his or her Performance Goal applicable to such Performance Period and the Company as a whole has met its threshold level of performance pursuant to Section 8.2 applicable to such Performance Period, each as adjusted on a pro forma basis to reflect the length of such Performance Period as shortened by such termination and (ii) all Options granted hereunder shall continue to be valid and binding obligations of the Company going forward on the same terms and conditions as set forth herein and in the applicable Option Agreements.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee or the Board shall make such adjustment as it deems appropriate in the number and kind of Plan Shares, and in the exercise price of outstanding Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Options and Performance Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee or the Board prior to such event, be assumed by the surviving or continuing corporation or cancelled in exchange for property (including cash) in amounts determined by the Committee or the Board.

PROXY — THE ANDERSONS, INC.

Meeting Details

Location: The Andersons Inc. Conference Center, 535 Illinois Ave., Maumee OH 43537; 10:30 a.m. Local Time
Proxy solicited by Board of Directors for Annual Meeting – April 25, 2002

The undersigned hereby appoints Matthew C. Anderson, John P. Kraus and Beverly J. McBride, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the share(s) of The Andersons, Inc. which the undersigned is entitled to vote, at the Annual Meeting of shareholders to be held on April 25, 2002 and at any adjournment or postponements thereof, with all the powers the undersigned would possess if present, with respect to the following:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR THE APPROVAL OF AN AMENDMENT TO THE CORPORATION’S AMENDED AND RESTATED LONG-TERM PERFORMANCE COMPENSATION PLAN, AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

Important — This Proxy must be signed and dated on the reverse side.

IF YOU HOLD SHARES THROUGH A BROKERAGE FIRM, IN YOUR OWN NAME, OR THROUGH THE 401K, YOU MAY HAVE MORE THAN ONE PROXY TO COMPLETE.

This Space May Be Used For Any Comments You Care To Make:

PLEASE MARK, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE ON OR BEFORE APRIL 19, 2002.

THANK YOU FOR VOTING

The Andersons, Inc.

☐ Mark this box with an X if you have made changes to your name or address details below.

Annual Meeting Proxy Card

A. Election of directors

1. The Election of twelve Directors to hold office for a one-year term:

	For	Withhold		For	Withhold		For	Withhold

Donald E. Anderson	☐	☐	David L. Nichols	☐	☐	John F. Barrett	☐	☐
Richard M. Anderson	☐	☐	Charles A. Sullivan	☐	☐	Donald L. Mennel	☐	☐
Thomas H. Anderson	☐	☐	Michael J. Anderson	☐	☐	Sidney A. Ribeau	☐	☐
Paul M. Kraus	☐	☐	Richard P. Anderson	☐	☐	Jacqueline F. Woods	☐	☐

B Issues

2.	Approval of an amendment to the Corporation’s Amended and Restated Long–Term Performance Compensation Plan.	For ☐	Against ☐	Abstain ☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2002.	☐	☐	☐

C. Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1	Signature 2	Date (dd/mm/yyyy)